                                         EXHIBIT 11


                             COMPUTATION OF PER SHARE EARNINGS
                           (In thousands, except per share data)

                                                                        Three Months Ended
                                                                             June 30,
Primary Per Share Earnings                                                1997      1996



Average shares outstanding during period                                 19,857    19,883
                                                                         ======   =======



Net loss                                                                 $ (702)  $  (591)

Undeclared cumulative dividends on
    preferred stock                                                         (50)     (348)
                                                                         ------   -------

Net income (loss) applicable to common shares                            $ (752)  $  (939)
                                                                         ======   =======



Primary earnings (loss) per common and common equivalent share:

    Net loss per common and common equivalent share                      $ (.04)  $  (.05)
                                                                         ======   =======

                                         EXHIBIT 11


                         COMPUTATION OF PER SHARE EARNINGS (Cont'd)
                           (In thousands, except per share data)

                                                                        Three Months Ended
                                                                             June 30,
Fully Diluted Per Share Earnings                                          1997      1996



Average shares outstanding during period                                 19,857    19,883

Dilutive effect of convertible securities computed by the "if converted" method:

    Series A preferred stock                                                 95       328
    Series B & C preferred stock                                          1,986     9,931
                                                                         ------    ------

                                                                         21,938    30,142
                                                                         ======    ======



Net loss applicable to common shares                                     $ (702)     (591)
                                                                         ======    ======



Fully diluted earnings (loss) per common and common equivalent share:

    Net loss per common and common equivalent share                      $ (.03)   $ (.02)
                                                                         ======    ======